                                                                   Exhibit 99.1




                           CENTEX CORPORATION REPORTS
                     SECOND QUARTER AND SIX MONTHS EARNINGS

                  (DALLAS, TX October 25, 2000): Centex Corporation (NYSE: CTX) today reported financial results for the quarter and the six month period ended September 30, 2000--the second quarter and first six months of fiscal 2001.

                  Net earnings for Centex's second quarter this year were $59,094,000, 10% lower than $65,495,000 for the same quarter a year ago. Diluted earnings per share for the current quarter were $0.98, 8% less than $1.07 for the same quarter in fiscal 2000. Current quarter revenues of $1,600,680,000 were 12% higher than $1,429,443,000 for the same quarter last year.

                  Net earnings for the first six months of fiscal 2001 were $107,299,000, 13% less than $123,931,000 for the same period in the prior fiscal year. Diluted earnings per share of $1.79 for the period this year were 11% less than $2.02 per diluted share for the same period a year ago. Revenues for the first six months of fiscal 2001 totaled $3,022,562,000, 8% higher than $2,801,676,000 for the same period in fiscal 2000.

                  Net earnings for both the quarter and the six months declined by a slightly higher percentage than diluted earnings per share due to a slightly lower number of average shares outstanding in the fiscal 2001 periods.

                  For the first six months of fiscal 2001, Centex's annualized rate of return on beginning stockholders' equity was 15.1%.

                  Through its subsidiaries, Dallas-based Centex ranks among the nation's leading home builders, non-bank-affiliated retail mortgage originators, and general building contractors. The Company also has operations in investment real estate and currently owns approximately 65% of Centex Construction Products, Inc., a publicly traded entity which produces and distributes cement, gypsum wallboard, and concrete and aggregates.


                                      MORE

CENTEX CORPORATION

HOME BUILDING

                  Operating earnings from Centex Homes (Conventional Homes) were $89.6 million for the second quarter this year, 28% higher than $70.2 million for the year-ago quarter. Cavco Industries and its affiliates (Manufactured Homes) reported an operating loss of $1.1 million for this year's quarter versus operating earnings of $3.2 million for the same quarter last year. Total operating earnings from Home Building reached $88.5 million for the second quarter this year, a 21% improvement over earnings of $73.4 million for the same quarter a year ago.

                  Revenues from Centex Homes were $1,027.0 million for the quarter this year, 22% higher than $843.7 million for last year's second quarter. Cavco Industries' revenues for the quarter this year were $33.8 million, 34% less than $51.0 million for the same quarter a year ago. Total Home Building revenues for the second quarter this year were $1,060.8 million, a 19% improvement over $894.7 million for the same quarter in fiscal 2000.

                  Conventional home closings for the current quarter totaled 4,901 homes, 11% more than second quarter closings of 4,425 last year. Home sales (orders) for this year's second quarter reached 5,338 homes, a 23% increase over 4,328 homes for the same quarter a year ago. The backlog of homes sold but not closed at September 30, 2000 was 9,145 homes, 17% higher than 7,819 homes at September 30, 1999.

                  The average sales price of Centex's Conventional Homes for the current quarter was $203,900, 9% higher than $187,700 for the second quarter last year. The per-unit operating margin for the quarter this year was $18,274, a 15% improvement over last year's per-unit margin of $15,864. The Conventional Homes operating margin as a percent of revenue was 8.7% for the second quarter this year compared to 8.3% for the same quarter in fiscal 2000.

                  Centex said the margin improvement was due to the increase in closings and the higher average sales price, as well as to further improvement in Centex Homes' operating efficiencies.

                  Cavco produced 1,020 manufactured homes for the second quarter this year, 24% less than 1,343 units produced during the same quarter last year. The Manufactured Homes operating margin as a percent of revenue, excluding Cavco's retail sales operation, was 2.9% for the second quarter this year versus 14.3% for the same quarter a year ago.

                  Operating earnings from Conventional Homes were $162.1 million for the six month period this year, 25% higher than $129.3 million for the year-ago period. Manufactured Homes reported an operating loss of $1.2 million for the current six months, versus operating earnings of $4.1 million for the same period last year. Total Home Building operating earnings for the first six months of fiscal 2001 reached $160.9 million, 21% higher than earnings of $133.5 million for the six month period last year.


                                      MORE

CENTEX CORPORATION

                  For the current six months, revenues from Centex's Conventional Homes operation were $1,914.0 million, 20% higher than last year's revenues of $1,598.4 million for the same period. Manufactured Homes revenues were $70.3 million, 29% less than $98.8 million for the same period a year ago. Total Home Building revenues for the six months this year were $1,984.3 million, 17% higher than a year ago.

                  Closings of Conventional Homes for the six months this year were 9,309 homes, an 11% increase over 8,359 homes for the same period last year. Orders for Conventional Homes units rose 19% for the six months this year to 10,875 homes compared to 9,102 homes for the same period in fiscal 2000.

                  Manufactured Homes produced 2,154 units during the current six month period, 29% less than 3,035 units for the same period a year ago.

INTERNATIONAL HOME BUILDING

                  London-based Fairclough Homes, which was acquired in April 1999 by Centex Development Company, L.P., built and closed 598 homes during the first six months of fiscal 2001, versus 770 homes for the same period last year. Due to the unique structure of the acquisition transaction, no significant earnings from Fairclough will be reported prior to April 2001.

INVESTMENT REAL ESTATE

                  For the second quarter of fiscal 2001, Centex's Investment Real Estate operation, through which all investment property transactions are reported, had operating earnings of $7.1 million, 22% less than $9.0 million for the year ago quarter. For the current six months, operating earnings from Investment Real Estate were $13.2 million, 13% less than $15.2 million for the same period in fiscal 2000.

                  The declines for the quarter and the six months were due the timing of land sales and other transactions, which fluctuates from quarter to quarter.

FINANCIAL SERVICES

                  Operating earnings from Financial Services for the second quarter this year were $2.2 million versus earnings of $12.5 million for the same quarter in fiscal 2000. The decline was due to Centex's conversion to the "Portfolio" method of accounting to report the results of Centex Home Equity Corporation and to higher interest rates, which impacted CTX Mortgage Company. Current year second quarter revenues from Financial Services were $106.5 million, 12% less than revenues of $120.5 million a year ago.


                                      MORE

CENTEX CORPORATION

                  Operating earnings from CTX Mortgage Company (CTX) and related companies totaled $5.6 million for the quarter this year, a 26% decline from earnings of $7.6 million for the same quarter last year. CTX's total "A" loan originations for this year's quarter were 14,102, 9% less than 15,416 originations for the same quarter last year. "Builder" (Centex Homes) originations rose 10% to 2,839 from second quarter originations last year while Retail (third- party) originations declined 12% to 11,263, primarily due to a lower level of refinancings. CTX's loan volume was $2.02 billion for the quarter this year, slightly less than $2.07 billion for the same quarter a year ago. The profit per loan of $399 for this year's quarter was 19% less than last year's per-loan profit of $495 for the same quarter.

                  CTX's "A" loan applications for the second quarter this year totaled 15,368, 10% higher than 14,019 applications for the quarter a year ago. Builder applications increased 36% to 3,509, while Retail applications rose 4% to 11,859.

                  Reflecting the $10.8 million impact of changing to the "Portfolio" method of accounting, CHEC reported a second quarter loss of $3.4 million this year versus operating earnings of $6.0 million for the quarter ended September 30, 1999. CHEC originated 7,317 loans during the quarter this year, a 45% increase over 5,031 originations during the same quarter in fiscal 2000. CHEC's loan volume reached $457 million for the second quarter this year, up 43% from $320 million for the year ago quarter.

                  CHEC reported a per-loan loss of $464 for the second quarter this year versus per- loan profit of $1,190 for the same quarter in the prior fiscal year. CHEC applications for the current quarter rose 29% to 37,095 versus 28,781 applications for the same quarter last year.

                  Financial Services operating earnings for the six month period this year were $2.3 million, 93% less than earnings of $33.2 million for the year-ago period. For the current six months, Financial Services revenues were $202.4 million, 15% less than last year.

                  Operating earnings from CTX and related companies were $10.8 million for the six month period this year, 56% less than earnings of $24.8 million for the same period a year ago. CTX's "A" loan originations for the current six months totaled 28,267, 16% less than 33,510 originations for the same period last year. Builder originations for the six month period this year rose 5% from the same period a year ago to 5,305 while Retail originations declined 19% to 22,962. The profit-per-loan for the six month period this year was $383, 48% less than $739 for the same period a year ago.

                  Total CTX applications for this year's six month period reached 31,196, 6% less than 33,013 applications in the year ago period. Builder applications rose 22% to 7,109 and Retail applications declined 11% to 24,087 applications from the same period in fiscal 2000.


                                      MORE

CENTEX CORPORATION

                  Reflecting the $22.3 million impact of its change to the "Portfolio" method of accounting, CHEC reported a six month operating loss of $8.5 million this year versus operating earnings of $10.5 million for the same period in fiscal 2000.

                  CHEC's originations for the six months this year rose 39% to 13,746 from 9,870 for the same period in the prior year. CHEC's applications were 74,748 for the current period, a 30% increase over 57,444 applications for the same period a year ago. CHEC's loan volume totaled $850 million for the six month period this year, 33% higher than $640 million for the same period a year ago.

CONSTRUCTION PRODUCTS

                  Operating earnings from Centex Construction Products, Inc.
(CXP), net of minority interest, were $21.0 million for the current quarter, 35% less than $32.1 million for the same quarter a year ago. Current quarter revenues from Construction Products were $99.8 million, 15% less than last year's second quarter revenues of $117.8 million.

                  For the current six months, CXP's operating earnings, net of minority interest, were $44.1 million, an 18% decline from $53.5 million for the same period a year ago. Revenues from CXP were $200.1 million for the six month period this year, 7% less than $215.0 million last year.

                  CXP's unit sales volumes improved in all product segments for both the quarter and the six months, but earnings declined due to lower pricing, particularly that of gypsum wallboard.

CONTRACTING AND CONSTRUCTION SERVICES

                  Contracting and Construction Services reported operating earnings of $6.6 million for the second quarter this year, a 28% improvement over earnings of $5.1 million for the same quarter of fiscal 2000. Revenues from Contracting and Construction Services were $330.4 million, 14% higher than revenues of $288.8 million for the quarter a year ago.

                  Centex's Construction Group received approximately $416 million of new contracts during the quarter this year, a 60% increase over new contracts of $260 million for the year ago quarter. The backlog of uncompleted construction projects at September 30, 2000 was a record $1.472 billion, 31% higher than $1.123 billion at September 30, 1999.

                  Operating earnings from Contracting and Construction Services for the current six month period were $13.1 million, a 22% improvement over earnings of $10.7 million for the same period last year. Revenues for the current six months were $629.1 million, 2% less than revenues of $640.7 million for the first six months a year ago.


                                      MORE

CENTEX CORPORATION

OTHER DEVELOPMENTS

                  During the quarter, Centex Homes announced that it had signed a letter of intent to acquire the home building assets of The Selective Group, based in Farmington Hills, Michigan. Centex Homes would acquire all homes under construction as well as land or lots for approximately 1,500 homes, either owned or controlled. Terms of the proposed transaction were not disclosed. Closing is scheduled for January 2001, subject to customary conditions.

OUTLOOK

                  In September, Centex announced that its home sales were continuing at a stronger pace than anticipated, and as a result, Centex Homes believed it would deliver about 20,500 homes during fiscal 2001 rather than the 19,500 homes previously expected, resulting in record results from Home Building. In addition, Centex said it also expects all-time-high results from its Contracting and Construction Services operation. However, operating earnings from Financial Services will continue to be negatively impacted by the low level in refinancings at CTX Mortgage and CHEC's change in accounting to the "Portfolio" method. In addition, results from Construction Products will continue to be impacted by softening gypsum wallboard pricing.

                  In conclusion, Centex said it expects to report fiscal 2001 earnings in the range of $4.00-$4.25 per diluted share, versus the $4.22 Centex reported for fiscal 2000. Centex added that given a stable interest rate and economic environment, financial results for fiscal 2002 (beginning April 1, 2001) should substantially exceed those of the current fiscal year.

                  CENTEX WILL CONDUCT A CONFERENCE CALL TO DISCUSS ITS SECOND QUARTER RESULTS AND OTHER MATTERS AT 10 A.M. CENTRAL TIME TODAY (11 A.M. EASTERN
TIME). THE CONFERENCE CALL, ACCOMPANIED BY A SLIDE PRESENTATION, WILL BE WEBCAST SIMULTANEOUSLY ON THE CENTEX WEB SITE, WWW.CENTEX.COM. A REPLAY OF THE CALL AND THE PRESENTATION WILL BE AVAILABLE AT THAT SITE UNTIL NOVEMBER 8, 2000. TO LISTEN TO THE CALL BY TELEPHONE OR TO REQUEST ADDITIONAL INFORMATION, CONTACT CENTEX INVESTOR RELATIONS AT (214)981-6503.



                                      MORE

CENTEX CORPORATION

Forward-Looking Statements. The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates, or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company's actual performance and results of operations include the following: general economic conditions and interest rates; the cyclical and seasonal nature of the Company's businesses; adverse weather; changes in property taxes and energy costs; changes in federal income tax laws and federal mortgage financing programs; governmental regulation; changes in governmental and public policy; changes in economic conditions specific to any one of more of the Company's markets and businesses; competition; availability of raw materials; and unexpected operations difficulties. Other risks and uncertainties may also affect the outcome of the Company's actual performance and results of operations.

                                  # # # # # # #

NOTE ATTACHMENTS:

(1)   Summary of Consolidated Earnings
(2)   Revenues and Earnings by Line of Business (Quarter)
(3)   Revenues and Earnings by Line of Business (Six Months)
(4)   Housing Activity by Geographic Area
(5)   Conventional Homes Results
        Manufactured Homes Results
(6)   Supplemental Financial Services Data
(7)   Supplemental Construction Products Data
        Supplemental Contracting and Construction Services Data
(8)   Home Building Margin Data by Quarter,
         Fiscal 2000 and Fiscal 2001


FOR ADDITIONAL INFORMATION, CONTACT AT (214)981-5000:

Laurence E. Hirsch
Chairman and Chief Executive Officer

Sheila E. Gallagher
Vice President-Corporate Communications


                                      MORE

Attachment 1


                       Centex Corporation and Subsidiaries
                        Summary of Consolidated Earnings
                                   (unaudited)
              (dollar amounts in thousands, except per share data)


                                                                          Quarter Ended
                                                                          September 30,
                                                       ---------------------------------------------------
                                                            2000               1999            Change
                                                       ---------------    ---------------   --------------
Revenues                                                  $ 1,600,680        $ 1,429,443              12%

Earnings Before Income Taxes                              $    95,925        $   107,331             (11%)

Net Earnings                                              $    59,094        $    65,495             (10%)

Earnings Per Share:
    Basic                                                 $      1.00        $      1.10              (9%)
    Diluted                                               $      0.98        $      1.07              (8%)

Average Shares Outstanding:
    Basic                                                  58,954,694         59,435,195              (1%)
    Diluted                                                60,303,878         61,281,959              (2%)

                                                                          Six Months Ended
                                                                          September 30,
                                                       ---------------------------------------------------
                                                            2000               1999            Change
                                                       ---------------    ---------------   --------------
Revenues                                                  $ 3,022,562        $ 2,801,676               8%

Earnings Before Income Taxes                              $   173,994        $   200,441             (13%)

Net Earnings                                              $   107,299        $   123,931             (13%)

Earnings Per Share:
    Basic                                                 $      1.82        $      2.08             (13%)
    Diluted                                               $      1.79        $      2.02             (11%)

Average Shares Outstanding:
    Basic                                                  58,879,433         59,440,650              (1%)
    Diluted                                                60,079,635         61,445,595              (2%)

Attachment 2


                       Centex Corporation and Subsidiaries
                   Revenues and Earnings by Lines of Business
                             (dollars in thousands)

                                                                          Quarter Ended
                                                                          September 30,
                                                       ---------------------------------------------------
                                                            2000               1999            Change
                                                       ---------------    ---------------   --------------
REVENUES

        Home Building:
               Conventional Homes                        $ 1,027,003        $   843,745              22%
               Manufactured Homes                             33,797             50,987             (34%)
                                                         -----------        -----------
                    Total Home Building                    1,060,800            894,732              19%
                                                                  66%                63%
        Investment Real Estate                                 3,163              7,642             (59%)
                                                                   -%                1%
        Financial Services                                   106,500            120,477             (12%)
                                                                   7%                 8%
        Construction Products                                 99,772            117,841             (15%)
                                                                   6%                 8%
        Contracting and Construction Services                330,445            288,751              14%
                                                                  21%                20%
                                                         -----------        -----------
    Total                                                $ 1,600,680        $ 1,429,443              12%
                                                                 100%               100%
                                                         ===========        ===========

OPERATING EARNINGS

        Home Building:
               Conventional Homes                        $    89,559        $    70,200              28%
               Manufactured Homes                             (1,093)             3,179            (134%)
                                                         -----------        -----------
                    Total Home Building                       88,466             73,379              21%
                                                                  70%                56%
        Investment Real Estate                                 7,073              9,011             (22%)
                                                                   6%                 7%
        Financial Services                                     2,205             12,450             (82%)
                                                                   2%                10%
        Construction Products                                 20,981             32,093             (35%)
                                                                  16%                24%
        Contracting and Construction Services                  6,566              5,115              28%
                                                                   5%                 4%
        Other, net                                             1,597             (1,054)            252%
                                                                   1%                (1%)
                                                         -----------        -----------
    Total Operating Earnings                                 126,888            130,994              (3%)
                                                                 100%               100%

        Corporate General Expenses                            (8,774)            (8,130)
        Interest Expense                                     (22,189)           (15,533)
                                                         -----------        -----------
EARNINGS BEFORE INCOME TAXES                             $    95,925        $   107,331             (11%)
                                                         ===========        ===========

Attachment 3


                       Centex Corporation and Subsidiaries
                   Revenues and Earnings by Lines of Business
                             (dollars in thousands)

                                                                 Six Months Ended
                                                                 September 30,
                                              ---------------------------------------------------
                                                   2000               1999            Change
                                              ---------------    ---------------   --------------
REVENUES

        Home Building:
               Conventional Homes               $ 1,914,025       $ 1,598,356              20%
               Manufactured Homes                    70,283            98,818             (29%)
                                                -----------       -----------
                    Total Home Building           1,984,308         1,697,174              17%
                                                         66%               61%
        Investment Real Estate                        6,644            11,449             (42%)
                                                         --%               --%
        Financial Services                          202,409           237,364             (15%)
                                                          7%                8%
        Construction Products                       200,097           215,021              (7%)
                                                          6%                8%
        Contracting and Construction Services       629,104           640,668              (2%)
                                                         21%               23%
                                                -----------       -----------
    Total                                       $ 3,022,562       $ 2,801,676               8%
                                                        100%              100%
                                                ===========       ===========

OPERATING EARNINGS

        Home Building:
               Conventional Homes               $   162,109       $   129,348              25%
               Manufactured Homes                    (1,190)            4,135            (129%)
                                                -----------       -----------
                    Total Home Building             160,919           133,483              21%
                                                         68%               55%
        Investment Real Estate                       13,175            15,170             (13%)
                                                          6%                6%
        Financial Services                            2,273            33,173             (93%)
                                                          1%               14%
        Construction Products                        44,100            53,545             (18%)
                                                         19%               22%
        Contracting and Construction Services        13,070            10,670              22%
                                                          5%                4%
        Other, net                                    1,917            (2,901)            166%
                                                          1%               (1%)
                                                -----------       -----------
    Total Operating Earnings                        235,454           243,140              (3%)
                                                        100%              100%

        Corporate General Expenses                  (17,505)          (15,338)
        Interest Expense                            (43,955)          (27,361)
                                                -----------       -----------

EARNINGS BEFORE INCOME TAXES                    $   173,994       $   200,441             (13%)
                                                ===========       ===========

Attachment 4

                      Centex Corporation and Subsidiaries
                      Housing Activity by Geographic Area


                                                                       Closings
                             -------------------------------------------------------------------------------------------
                                     Quarter Ended September 30,                    Six Months Ended September 30,
                             -------------------------------------------    --------------------------------------------
                                2000            1999           Change          2000            1999            Change
                             ------------    ------------    -----------    ------------    ------------     -----------
West                               1,099             789            39%           2,094           1,535             36%

Midwest                              855             769            11%           1,570           1,346             17%

East                               1,023           1,042            (2%)          2,028           1,968              3%

Southeast                            754             698             8%           1,352           1,337              1%

Southwest                          1,170           1,127             4%           2,265           2,173              4%
                             -----------     -----------                    -----------     -----------
                                   4,901           4,425            11%           9,309           8,359             11%
                             ===========     ===========                    ===========     ===========

                                                                                       Sales (Orders) Backlog
                                                                            --------------------------------------------
                                                                              9/30/00         9/30/99          Change
                                                                            ------------    ------------     -----------
West                                                                              1,549           1,176             32%

Midwest                                                                           1,719           1,682              2%

East                                                                              1,836           1,407             30%

Southeast                                                                         1,788           1,717              4%

Southwest                                                                         2,253           1,837             23%
                                                                            -----------     -----------
                                                                                  9,145           7,819             17%
                                                                            ===========     ===========


                                                                      Sales (Orders)
                             -------------------------------------------------------------------------------------------
                                    Quarter Ended September 30,                    Six Months Ended September 30,
                             -------------------------------------------    --------------------------------------------
                                 2000            1999          Change           2000            1999            Change
                             ------------    ------------    -----------    ------------    ------------     -----------
West                               1,242             837            48%           2,544           1,661             53%

Midwest                              764             653            17%           1,661           1,518              9%

East                               1,145             941            22%           2,345           1,983             18%

Southeast                            748             665            12%           1,558           1,554              -%

Southwest                          1,439           1,232            17%           2,767           2,386             16%
                             -----------     -----------                    -----------     -----------
                                   5,338           4,328            23%          10,875           9,102             19%
                             ===========     ===========                    ===========     ===========

Attachment 5


                       Centex Corporation and Subsidiaries
                         Supplemental Home Building Data


CONVENTIONAL HOMES RESULTS
   (dollars in millions, except per unit data)
                                                                 Quarter Ended September 30,
                                                 ----------------------------------------------------
                                                            2000                       1999
                                                 -------------------------  -------------------------
     Conventional Housing Revenues               $  1,027.0        100.0%   $    843.7        100.0%
     Cost of Sales                                   (789.3)       (76.9%)      (651.1)       (77.2%)
     Selling, General & Administrative               (148.1)       (14.4%)      (122.4)       (14.5%)
                                                 ----------    ---------    ----------    ---------

          OPERATING EARNINGS                     $     89.6          8.7%   $     70.2          8.3%
                                                 ==========    =========    ==========    =========

     Units Closed                                     4,901                      4,425

     Unit Sales Price                            $  203,900                 $  187,700
          % Change                                      8.6%                       1.7%

     Operating Earnings per Unit                 $   18,274                 $   15,864
          % Change                                     15.2%                       5.4%


CONVENTIONAL HOMES RESULTS
   (dollars in millions, except per unit data)
                                                                 Six Months Ended September 30,
                                                 ----------------------------------------------------
                                                             2000                       1999
                                                 -------------------------  -------------------------
     Conventional Housing Revenues               $  1,914.0        100.0%   $  1,598.3        100.0%
     Cost of Sales                                 (1,468.8)       (76.7%)    (1,232.4)       (77.1%)
     Selling, General & Administrative               (283.1)       (14.8%)      (236.6)       (14.8%)
                                                 ----------    ---------    ----------     --------

          OPERATING EARNINGS                     $    162.1          8.5%   $    129.3          8.1%
                                                 ==========    =========    ==========     ========

     Units Closed                                     9,309                      8,359

     Unit Sales Price                            $  200,308                 $  188,127
          % Change                                      6.5%                       2.0%

     Operating Earnings per Unit                 $   17,414                 $   15,474
          % Change                                     12.5%                       7.5%

MANUFACTURED HOMES RESULTS
     (dollars in thousands)
                                                                  Quarter Ended September 30,
                                                    ----------------------------------------------------
                                                                 2000                     1999
                                                    -------------------------  -------------------------
        Manufactured Homes Revenues (Construction)  $   21,207        100.0%   $   32,948        100.0%
        Cost of Sales                                  (18,135)       (85.5%)     (24,548)       (74.5%)
        Selling, General & Administrative               (2,466)       (11.6%)      (3,703)       (11.2%)
                                                    ----------    ---------    ----------    ---------
                                                           606          2.9%        4,697         14.3%
                                                    ----------    =========    ----------    =========


        Manufactured Homes Revenues (Retail)            11,427        100.0%       18,039        100.0%
        Cost of Sales                                   (9,140)       (80.0%)     (14,390)       (79.8%)
        Selling, General & Administrative               (2,922)       (25.6%)      (3,534)       (19.6%)
                                                    ----------    ---------    ----------    ---------
                                                          (635)        (5.6%)         115          0.6%
                                                    ----------    =========    ----------    =========

              Manufacturing and Retail Earnings            (29)                     4,812
        Subdivision Development Activities                (206)                         -
        Goodwill Amortization                             (858)                      (858)
        Minority Interest Expense                            -                       (775)
                                                    ----------                 ----------
              GROUP OPERATING EARNINGS              $   (1,093)                $    3,179
                                                    ==========                 ==========

        UNITS
             Units Produced                              1,020                      1,343
             Units Sold - Retail                           267                        405
             Less: Intersegment Sales                     (158)                      (310)
                                                    ----------                 ----------

                    UNITS SOLD                           1,129                      1,438
                                                    ==========                 ==========


MANUFACTURED HOMES RESULTS
     (dollars in thousands)
                                                                 Six Months Ended September 30,
                                                    ----------------------------------------------------
                                                               2000                       1999
                                                    -------------------------  -------------------------
        Manufactured Homes Revenues (Construction)  $   45,168        100.0%   $   67,736        100.0%
        Cost of Sales                                  (37,228)       (82.4%)     (52,781)       (77.9%)
        Selling, General & Administrative               (5,899)       (13.1%)      (7,405)       (10.9%)
                                                    ----------    ---------    ----------   ----------
                                                         2,041          4.5%        7,550         11.2%
                                                    ----------    =========    ----------   ==========


        Manufactured Homes Revenues (Retail)            23,952        100.0%       31,082        100.0%
        Cost of Sales                                  (19,372)       (80.9%)     (24,842)       (79.9%)
        Selling, General & Administrative               (5,889)       (24.6%)      (6,942)       (22.3%)
                                                    ----------    ---------    ----------   ----------
                                                        (1,309)        (5.5%)        (702)        (2.2%)
                                                    ----------    =========    ----------   ==========

              Manufacturing and Retail Earnings            732                      6,848
        Subdivision Development Activities                (206)                         -
        Goodwill Amortization                           (1,716)                    (1,699)
        Minority Interest Expense                            -                     (1,014)
                                                    ----------                 ----------
              GROUP OPERATING EARNINGS              $   (1,190)                $    4,135
                                                    ==========                 ==========

        UNITS
             Units Produced                              2,154                      3,035
             Units Sold - Retail                           557                        727
             Less: Intersegment Sales                     (356)                      (540)
                                                    ----------                 ----------

                    UNITS SOLD                           2,355                      3,222
                                                    ==========                 ==========

Attachment 6


                       Centex Corporation and Subsidiaries
                      Supplemental Financial Services Data


CTX MORTGAGE COMPANY
                                              Quarter Ended September 30,                   Six Months Ended September 30,
                                        ---------------------------------------     -----------------------------------------
                                           2000           1999         Change          2000           1999          Change
                                        ----------    -----------    ----------     ----------     ----------    ------------
       Originations
                 Builder                    2,839          2,571           10%          5,305          5,040              5%

                 Retail                    11,263         12,845          (12%)        22,962         28,470            (19%)
                                        ---------      ---------                    ---------      ---------

                       Total               14,102         15,416           (9%)        28,267         33,510            (16%)
                                        =========     ==========                    =========      =========

       Applications
                 Builder                    3,509          2,578           36%          7,109          5,811             22%

                 Retail                    11,859         11,441            4%         24,087         27,202            (11%)
                                        ---------      ---------                    ---------      ---------

                       Total               15,368         14,019           10%         31,196         33,013             (6%)
                                        =========     ==========                    =========      =========

       Loan Volume (in billions)        $    2.02     $     2.07           (2%)     $    4.00      $    4.51            (11%)
                                        =========     ==========                    =========      =========

       Average Loan Size                $ 143,200     $  134,200            7%      $ 141,600      $ 134,600              5%
                                        =========     ==========                    =========      =========

       Profit per Loan                  $     399     $      495          (19%)     $     383      $     739            (48%)
                                        =========     ==========                    =========      =========

CHEC (B & C)
                                              Quarter Ended September 30,                Six Months Ended September 30,
                                        ---------------------------------------     -----------------------------------------
                                           2000          1999          Change         2000            1999          Change
                                        ----------    -----------    ----------     ----------     ----------    ------------
       Originations                         7,317          5,031           45%         13,746          9,870             39%
                                        =========     ==========                    =========      =========

       Applications                        37,095         28,781           29%         74,748         57,444             30%
                                        =========     ==========                    =========      =========

       Loan Volume (in billions)        $    0.46      $    0.32           43%      $    0.85      $    0.64             33%
                                        =========     ==========                    =========      =========

       Average Loan Size                $  62,400     $   63,500           (2%)     $  62,000      $  64,600             (4%)
                                        =========     ==========                    =========      =========

       Profit per Loan                  $    (464)*   $    1,190         (139%)     $    (615)*    $   1,068           (158%)
                                        =========     ==========                    =========      =========

     * Change in profitability relates primarily to the change, as of April 1, 2000, to the "Portfolio" method for recognizing earnings from the "Gain-on-Sale" method previously used.

Attachment 7

                       Centex Corporation and Subsidiaries


SUPPLEMENTAL CONSTRUCTION PRODUCTS DATA
     (volumes in thousands, except Gypsum Wallboard)

                                              Quarter Ended September 30,       Six Months Ended September 30,
                                             ------------------------------     ------------------------------
                                               2000       1999      Change        2000       1999      Change
                                             --------   --------   --------     --------   --------   --------
Cement
          Sales Volumes (Tons)                    689        675          2%       1,314      1,269          4%

          Average Net Sales Price            $  68.24   $  69.94         (2%)   $  68.35   $  70.16         (3%)

Gypsum Wallboard
          Sales Volumes (MMSF)                    363        353          3%         706        653          8%

          Average Net Sales Price            $ 100.52   $ 158.36        (37%)   $ 113.94   $ 152.32        (25%)

Concrete
          Sales Volumes (Cubic Yards)             238        230          3%         447        425          5%

          Average Net Sales Price            $  53.29   $  52.31          2%    $  53.03   $  51.86          2%

Aggregates
          Sales Volumes (Tons)                  1,129        923         22%       2,034      1,687         21%

          Average Net Sales Price            $   4.19   $   4.31         (3%)   $   4.22   $   4.30         (2%)


SUPPLEMENTAL CONTRACTING AND CONSTRUCTION SERVICES DATA
     (dollars in millions)

                                              Quarter Ended September 30,       Six Months Ended September 30,
                                             ------------------------------     ------------------------------
                                               2000       1999      Change        2000       1999      Change
                                             --------   --------   --------     --------   --------   --------
       New Contracts                         $    416   $    260         60%    $    719   $    827        (13%)
                                             ========   ========                ========   ========

       Backlog at September 30,              $  1,472   $  1,123         31%    $  1,472   $  1,123         31%
                                             ========   ========                ========   ========

Attachment 8

                       Centex Corporation and Subsidiaries
                    Home Building Margins - Quarterly Summary




                                                                      For the Quarters Ending,
                                  ----------------------------------------------------------------------------   Fiscal Year Total
                                   June 30, 1999     September 30, 1999   December 31, 1999    March 31, 2000      March 31, 2000
                                  ----------------   ------------------   -----------------   ----------------   -----------------
Conventional Housing Revenues     $  754.6   100.0%  $   843.7    100.0%  $  863.2    100.0%  $1,225.3   100.0%  $ 3,686.8   100.0%
Cost of Sales                       (581.3)  (77.0%)    (651.1)   (77.2%)   (666.6)   (77.2%)   (953.4)  (77.8%)  (2,852.3)  (77.3%)
                                  --------  ------   ---------  -------   --------   ------
          GROSS MARGIN               173.3    23.0%      192.6     22.8%     196.6     22.8%     271.9    22.2%      834.5    22.7%
Selling, General & Administrative   (114.2)  (15.2%)    (122.4)   (14.5%)   (123.3)   (14.3%)   (151.4)  (12.4%)    (511.3)  (13.9%)
                                  --------  ------   ---------  -------   --------   ------   --------  ------   ---------  ------
          OPERATING EARNINGS      $   59.1     7.8%  $    70.2      8.3%  $   73.3      8.5%  $  120.5     9.8%  $   323.2     8.8%
                                  ========  ======   =========  =======   ========   ======   ========  ======   =========  ======

Units Closed                         3,934               4,425               4,495               6,050              18,904

Unit Sales Price                  $188,608           $ 187,700            $189,466            $197,884           $ 191,568
       % Change - Prior Year           2.3%                1.7%                3.2%                4.7%               3.2%

OPERATING EARNINGS/UNIT           $ 15,035           $  15,864            $ 16,314            $ 19,924           $ 17,098
       % Change - Prior Year          10.2%                5.4%                1.1%                3.5%               4.4%

GROSS MARGIN PER UNIT             $ 44,052           $  43,525            $ 43,737            $ 44,942           $ 44,144
       % Change - Prior Year           7.4%                5.9%                3.3%                2.8%               6.3%

SG&A Per Unit                     $ 29,029           $  27,661            $ 27,430            $ 25,025           $ 27,047
       % Change - Prior Year           6.1%                6.2%                4.6%                2.1%               9.3%


                                                                            For the Quarters Ending,
                                  -----------------------------------------------------------------------------  Fiscal Year Total
                                     June 30, 2000      September 30, 2000    December 31, 2000  March 31, 2001    March 31, 2001
                                  ------------------   --------------------   -----------------  --------------  -----------------
                                                                                                                    Year to Date
Conventional Housing Revenues     $  887.0     100.0%  $ 1,027.0      100.0%                                     $ 1,914.0   100.0%
Cost of Sales                       (679.5)    (76.6%)    (789.3)     (76.9%)                                     (1,468.8)  (76.7%)
                                  --------   -------   ---------    -------   ------    -------  ------- ------  ---------  ------
          GROSS MARGIN               207.5      23.4%      237.7       23.1%                                         445.2    23.3%
Selling, General & Administrative   (135.0)    (15.2%)    (148.1)     (14.4%)                                       (283.1)  (14.8%)
                                  --------   -------   ---------    -------   ------    -------  ------- ------  ---------  ------
          OPERATING EARNINGS      $   72.5       8.2%  $    89.6        8.7%                                     $   162.1     8.5%
                                  ========   =======   =========    =======   ======    =======  ======= ======  =========  ======

Units Closed                         4,408                 4,901                                                     9,309

Unit Sales Price                  $196,314             $ 203,900                                                 $ 200,308
       % Change - Prior Year           4.1%                  8.6%                                                      6.5%

OPERATING EARNINGS/UNIT           $ 16,459             $  18,274                                                 $  17,414
       % Change - Prior Year           9.5%                 15.2%                                                     12.5%

GROSS MARGIN PER UNIT             $ 47,074             $  48,500                                                 $  47,825
       % Change - Prior Year           6.9%                 11.4%                                                      9.3%

SG&A Per Unit                     $ 30,626             $  30,218                                                 $  30,411
       % Change - Prior Year           5.5%                  9.2%                                                      7.4%